UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11
In re: TL Administration Corporation	Case No. 03-15564 (CB)
(f/k/a Twinlab Corporation)
Debtor

MONTHLY OPERATING STATEMENT
FOR THE MONTH ENDED APRIL 30, 2005

DEBTOR’S ADDRESS	c/o Alix Partners
9 West 57th Street, Suite 1640
New York, NY 10019

DISBURSEMENTS: Month Ended April 30, 2005 (dollars in thousands):	$0
(See attached schedule for disbursements by Debtor)

DEBTOR’S ATTORNEY	Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Michael P. Kessler, Esq. (MPK 7134)
Paul M. Basta, Esq. (PMB 4434)

REPORT PREPARER	TL Administration Corporation

NET GAIN (LOSS): Month Ended April 30, 2005 (dollars in thousands):	$(638)

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE: May 16, 2005	/s/ Denis O’Connor

Denis O’Connor, Vice President

TL ADMINISTRATION CORPORATION
(f/k/a Twinlab Corporation)
(Debtor-In-Possession)
STATEMENT OF OPERATIONS
(In thousands)

For the Month Ended
April 30, 2005
(unaudited)
Equity Interest in Net Gain (Loss) of Subsidiaries	$(638)
Operating Expenses (Income)	0

Net Gain (Loss)	$(638)

Basic and Diluted Net Gain (Loss) Per Share	$(0.02)

Basic and Diluted Weighted Average Shares Outstanding	29,316

(The accompanying notes are an integral part of these financial statements.)

TL ADMINISTRATION CORPORATION
(f/k/a Twinlab Corporation)
(Debtor-In-Possession)
BALANCE SHEET
(In thousands)

April 30, 2005
(unaudited)
Assets
Investment in Subsidiaries	$—

Liabilities and Shareholders’ Deficit
Liabilities of Subsidiaries	$52,885
Shareholders’ Deficit:
Preferred stock	—
Common stock (33,042 shares issued and 29,316 shares outstanding)	33,042
Additional paid-in capital	287,123
Accumulated deficit	(339,621)

(19,456)
Treasury stock at cost (3,726 shares)	(33,429)
Total Shareholders’ Deficit	(52,885)

Total Liabilities and Shareholders’ Deficit	$—

(The accompanying notes are an integral part of these financial statements.)

TL ADMINISTRATION CORPORATION
(f/k/a Twinlab Corporation)
(Debtor-In-Possession)
STATEMENT OF CASH FLOWS
(In thousands)

For the Month Ended
April 30, 2005
(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Gain (Loss)	$(638)
Equity Investment in Subsidiaries	638

Net Cash Generated (Used) in Operating Activities	—
Cash and Cash Equivalents at Beginning of Period	—

Cash and Cash Equivalents at End of Period	$—

(The accompanying notes are an integral part of these financial statements.)

TL ADMINISTRATION CORPORATION
(f/k/a Twinlab Corporation)
(Debtor-In-Possession)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	THE COMPANY

TL Administration Corporation (f/k/a Twinlab Corporation) together with its direct wholly-owned subsidiary TL Administration Inc. (f/k/a Twin Laboratories Inc.) and its indirect wholly-owned subsidiary TL Administration (UK) Ltd. (f/k/a Twin Laboratories (UK) Ltd.) (collectively, the “Debtors” or the “Company”) was a leading manufacturer and marketer of brand name nutritional supplements sold through health and natural food stores, national and regional drug store chains, supermarkets, mass merchandise retailers and military post exchanges. The Company developed, manufactured, and sold vitamins, minerals, and specialty supplements, sports nutrition products, and diet and energy products under the “Twinlab,” “Fuel,” and other brand names; an extensive line of herbal supplements and phytonutrients under the “Nature’s Herbs” brand name; and a full line of herbal teas under the “Alvita” brand name.

The Company emphasized the development and introduction of high quality, unique nutraceutical products. The Company’s premium product quality, broad product line, strong history of new product introductions, and innovations have established Twinlab as a leading and widely recognized name in the industry. The Company targeted its products to consumers who utilized nutritional supplements in their daily diet and who demanded premium quality ingredients in a broad variety of dosages and delivery methods.

TL Administration Corporation has no operations of its own and accordingly, has no independent means of generating revenue. As a holding company, TL Administration Corporation’s internal sources of funds to meet its cash needs, including the payment of expenses, are dividends and other permitted payments from its direct and indirect subsidiaries.

TL Administration Corporation does not make payments on its own behalf. To the extent that it incurs obligations to third parties, payments are made by TL Administration Inc.; therefore, any such payments would be listed on the Schedule of Cash Disbursements and Cash Receipts in the Monthly Operating Report of TL Administration Inc.

2.	BACKGROUND

Bankruptcy Filing

On September 4, 2003 (the “Commencement Date”), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Case Numbers for the individual Debtors are as follows: TL Administration Inc. 03-15566 (CB), TL Administration Corporation 03-15564 (CB) and TL Administration (UK) Ltd. 03-15563 (CB). These chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under Case No. 03-15564 (CB) pursuant to an order of the Bankruptcy Court. All other wholly-owned subsidiaries of TL Administration Inc. are inactive and are not Debtors in these chapter 11 cases.

Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed from collection while the Debtors continue business operations as debtors-in-possession. Those claims are reflected in the financial statements as liabilities subject to compromise. Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The Debtors cannot presently determine or reasonably estimate the ultimate liability that may result from the filing of claims for all contracts that may be rejected. The collection of secured claims against the Debtors assets also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay.

Asset Purchase Agreement and Sale Closing

On the Commencement Date, the Company also entered into an asset purchase agreement (the “APA”) with IdeaSphere, Inc. of Grand Rapids, Michigan pursuant to which the Company was to sell substantially all of its assets for $65 million plus the assumption of up to $3.7 million of employee and related liabilities. The terms of the APA required a minimum level of $47 million of working capital (defined as accounts receivable and inventory) as of the closing date. The sale was conducted pursuant to section 363 of the Bankruptcy Code and was approved by the Bankruptcy Court on October 30, 2003.

Effective December 5, 2003, the Bankruptcy Court approved an amendment to the APA such that (i) the purchase price was reduced to $57.5 million plus the assumption of up to $3.7 million of employee and related liabilities, (ii) the definition of working capital was amended to include prepaid inventory and prepaid advertising in addition to accounts receivable and inventory, and (iii) the minimum level of working capital was reduced to $39.5 million and any working capital adjustment to the purchase price as of the effective closing date was limited to a decrease of $500,000 and an increase of $1.5 million.

On December 19, 2003, the Company and IdeaSphere, Inc. agreed to a second amendment to the APA (the “Second Amendment”). The Second Amendment provided for an extension of the closing to December 19, 2003; however, for financial and accounting purposes, the transaction became effective as of December 9, 2003. The Second Amendment also provided for adjustments relating to the period between December 10, 2003 and the closing date of December 19, 2003 (the “Interim Period Adjustments”).

The sale closed on December 19, 2003, effective as of December 9, 2003. The estimated loss on the sale was approximately $8.7 million.

The Debtors do not expect that the holders of the Company’s equity will receive any value as a result of the sale of substantially all assets of the Company.

Cash Proceeds from the Asset Sale

On December 19, 2003, IdeaSphere, Inc. remitted net cash proceeds from the asset sale transaction to the Company totaling $49.2 million. Details of the transaction included gross proceeds of $57.5 million, less the assumption of the $5.3 million Zions Bank mortgage and reimbursements for IdeaSphere, Inc.’s inventory and advertising advances, as well as other closing costs. From the net proceeds, the Company repaid the outstanding loan balance under the DIP Facility (as defined herein) of $28.2 million, cure costs for assumed contracts, other related finance and closing costs, and administrative expenses.

Asset Purchase Agreement Post Closing Adjustments

In accordance with the terms of the APA and its amendments, IdeaSphere, Inc. had 60 days from December 19, 2003 to deliver a calculation of the closing working capital to the Company and the Company had 60 days from December 19, 2003 to deliver a calculation of the Adjustment Statement reflecting the Interim Period Adjustments to IdeaSphere, Inc. Each party had 30 days to review the respective calculation and either accept or dispute such amount.

The post closing adjustments and working capital adjustments have been agreed to and settled on a net basis requiring IdeaSphere to make a payment of $806,343 to the Company and release a $500,000 escrow set aside for working capital. IdeaSphere made payment of $806,343 in November 2004 and the $500,000 working capital escrow was released to the Company in December 2004. Finally, IdeaSphere filed Indemnity Claim Notices in December 2004, with respect to the $1.0 million Indemnity Escrow. The Debtors have since filed an Indemnity Dispute Notice.

Proofs of Claim

The bar date for filing proofs of claim for claims that arose prior to September 4, 2003 was March 2, 2004.

Management of the Debtors’ Assets

The Debtors remained in possession of their assets and properties and continued to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code until the APA closed on December 19, 2003.

Currently, the Debtors remain in possession of the net sale proceeds of the sale of substantially all assets of the Company. The Debtors continue to manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code and make payments for certain liabilities not assumed in accordance with the terms of the APA.

Plan of Liquidation and Disclosure Statement

On April 26, 2005, the Debtors’ filed their disclosure statement and joint plan of liquidation (the “Liquidating Plan”). The Liquidating Plan is subject to approval of the various classes of claim holders and the bankruptcy court.

3.	BASIS OF PRESENTATION

Except for the related expected liquidation of substantially all of the Debtors’ assets, these unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities and commitments in the normal course of business.

Other than the impact of the expected liquidation discussed above, in the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals but do not include any adjustments relating to the filing of voluntary petitions under chapter 11 of the Bankruptcy Code) and present fairly the results of operations, cash flows and financial position of TL Administration Corporation for the period presented.

These unaudited financial statements have also been prepared in accordance with Statement of Position (“SOP”) No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” SOP 90-7 provides for segregating pre-petition liabilities that are subject to compromise from post-petition liabilities, identifying all transactions and events that are directly associated with the reorganization of the Debtors and reporting them separately as reorganization items and discontinuing interest accrual on unsecured or undersecured debt. Further, SOP 90-7 envisions that entities under Chapter 11 will reorganize as going concerns.

The accompanying unaudited financial statements do not include all footnotes and certain financial presentations normally required under accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in TL Administration Corporation’s Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

4.	DEBTOR-IN-POSSESSION FINANCING

On September 25, 2003, the Bankruptcy Court approved a $35 million debtor-in-possession financing (“DIP Facility”) among The CIT Group/Business Credit, Inc., as agent for a lender group, and TL Administration Inc. as the borrower, with TL Administration Corporation as the guarantor. The DIP Facility was collateralized by, among other things, a senior lien on substantially all of the Debtors’ assets, a junior lien on certain assets that had previously been subject to a lien by other parties, and a letter of credit aggregating $15 million provided by certain current and former members of senior management of the Company (the “Guarantors”). The lenders under the DIP Facility had a super-priority claim against the estates of the Debtors. Borrowings were subject to certain limitations based on a percentage of eligible accounts receivable and inventories, as defined in the agreement. Borrowings were also limited by a percentage of actual aggregate operating net cash flow (exclusive of reorganization expenses) measured weekly on a rolling four week period against the projected aggregate operating net cash flow (exclusive of reorganization expenses) as set forth in the consolidated cash flow projections and weekly anticipated cash receipts and disbursements delivered by the Company to the lending group (the “Budget”). The DIP Facility restricted the ability to declare or pay dividends, enter into any operating leases or contract for, purchase, make expenditures for, lease pursuant to a capital lease or otherwise incur obligations with respect to capital expenditures unless the obligations thereunder are provided for in the Budget, and certain other expenditures and or encumbrances. The DIP Facility, as amended, also required the Company to adhere to a scheduled timeline regarding the sale process of substantially all of the Debtors’ assets, which among other things, required the closing of the sale to be completed by December 19, 2003. The Company was required to pay $100,000 to extend the term of the DIP Facility to December 19, 2003, of which IdeaSphere, Inc. agreed to pay half. Interest was payable monthly in arrears at the Prime Rate, plus 2.0% per annum. The Company was required to pay a commitment fee of 0.5% per annum on any unused portion of the DIP Facility. Borrowings outstanding under the DIP Facility were repaid in full on December 19, 2003 as a result of the consummation of the APA.

In addition, the $15 million letter of credit was drawn, and on December 22, 2003, the proceeds were remitted into the Company’s possession. An adversary proceeding was commenced by the Official Committee of Unsecured Creditors against certain former officers and directors of the Company seeking, among other things, to subordinate their claim relating to the letter of credit and for other damages (the “Adversary Proceeding”).

In November 2004, the Company and all parties associated with the Adversary Proceeding compromised and settled this dispute. The settlement calls for, among other things, the Guarantors to have a secured claim in the Debtors’ bankruptcy cases that shall be deemed allowed in the amount of $8.5 million, together with all interest actually earned on the full amount of the proceeds of the Guarantors’ $15 million letter of credit on account of the investment by the Debtors of such proceeds. The $8.5 million principal amount of the Allowed Secured Claim is an agreed compromise of the $15 million secured claim arising in favor of the Guarantors under the “Reimbursement and Security Agreement No. 2”, dated April 6, 2001. The settlement was conditioned upon payment by the Company’s insurer of $3.5 million to the Debtors’ estates in full and final settlement and satisfaction of, among other things, certain claims (as defined in the agreement). The compromise and settlement agreement has been executed by all relevant parties. In January 2005, bankruptcy court approval was received and cash funding (as described above) between the Company, the Guarantors, and the Company’s insurer was transacted. In addition, the Guarantors withdrew their proofs of claim. The balance sheet has been adjusted for the non-cash accruals associated with the settlement and for the cash funding transactions.

5.	REORGANIZATION EXPENSES

All reorganization expenses incurred for the month ended April 30, 2005 are included in the Monthly Operating Report of TL Administration Inc., case number 03-15566 (CB).

6.	INSURANCE AND TAX PAYMENTS

a.	Insurance — All insurance policy premiums due have been paid. Accordingly, all such policies remain in force.

b.	Taxes — All post-petition tax obligations, including but not limited to payroll, real property, income, franchise, and other taxes have been paid to the proper taxing authority when due.

TL ADMINISTRATION CORPORATION
(f/k/a Twinlab Corporation)
(Debtor-In-Possession)

MONTHLY OPERATING REPORT
SCHEDULE OF CASH DISBURSEMENTS AND RECEIPTS

None. See Note 1 to the accompanying financial statements.

TL ADMINISTRATION CORPORATION
(f/k/a Twinlab Corporation)
(Debtor-In-Possession)

MONTHLY OPERATING REPORT
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED,
RECEIVED, DUE OR WITHHELD

For the Month Ended
April 30, 2005
Gross Wages and Salaries Paid	None
Payroll Taxes Withheld	None
Employers Payroll Taxes Incurred	None
Gross Sales Subject to Taxes	None
Sales Tax Collected or Self-Assessed	None
Property Tax Payments Due	None
Property Taxes Paid	None
All Other Taxes Paid	None

See Note 1 to the accompanying financial statements.